UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 29, 2005

JPMORGAN CHASE & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

270 Park Avenue, New York, NY	10017
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (212) 270-6000

__________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

In connection with the merger with Bank One and in consideration for waiving change of control protections under a Bank One plan, certain Bank One executive officers who became executive officers of JPMorgan Chase, including Charles W. Scharf, entered into agreements as described in the merger proxy statement that provided for a restricted stock unit grant at the time of the merger, guaranteed levels of compensation through calendar year 2005 and severance protection for three years following the merger, including a payment equal to two times the sum of the executive officer's 2005 guaranteed base salary and cash bonus. Mr. Scharf's agreement has been amended effective as of the date hereof to delete any entitlement to guaranteed compensation for 2005 and to the above described severance payment. Under JPMorgan Chase's current severance policy, Mr. Scharf would be eligible for severance in case of involuntary termination, except for cause, in an amount equal to two times current base salary, plus a further amount determined at the discretion of JPMorgan Chase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
By:	/s/ Anthony J. Horan
Name: Title:	Anthony J. Horan Corporate Secretary

Date: December 29, 2005